UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 19, 2006
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10435	06-0633559
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT	06890
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On October 20, 2006, the Company issued a press release announcing the election of Michael O. Fifer as Director of the Company, effective immediately. Michael Fifer joined the Company as Chief Executive Officer on September 25, 2006. Prior to joining Sturm, Ruger, Michael Fifer held a variety of executive management positions in companies serving consumer, technology and industrial markets. Mr. Fifer also served as a submarine officer after graduating from the U.S. Naval Academy. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
     On October 19, 2006, the Board of Directors of the Company adopted a resolution approving an amendment to Article 3 Section 2 of the Company’s by-laws in order to increase the number of directors from eight to nine to allow for the aforementioned election of Michael O. Fifer as Director of the Company. This amendment is effective October 19, 2006. The full text of the resolution is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Resolution of the Board of Directors of Sturm, Ruger & Company, Inc. adopted by the Board of Directors on October 19, 2006 to increase the number of directors from eight to nine.
99.1	Press release of Sturm, Ruger & Company, Inc. dated October 20, 2006, announcing the election of Michael O. Fifer as Director of the Company, effective immediately.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/s/ THOMAS A. DINEEN

	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Treasurer and Chief Financial Officer
Dated: October 24, 2006